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                                                                    EXHIBIT 4.13

                              CERTIFICATE OF TRUST
                                       OF
                       FORD MOTOR COMPANY CAPITAL TRUST IV


                  The undersigned Trustees of Ford Motor Company Capital Trust IV (the "Trust"), pursuant to the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.), HEREBY CERTIFY:

                  1. Name. The name of the business trust formed hereby is Ford Motor Company Capital Trust IV.

                  2. Delaware Trustee. The name and business address of the Delaware Trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, Attention: Institutional Trust Services, 500 Stanton Christiana Road, Floor3/OPS4, Newark, Delaware 19713.

                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Certificate of Trust as of the 30th day of November, 2001


                                             DELAWARE TRUSTEE:
                                             Chase Manhattan Bank USA,
                                               National Association



                                             By: /s/ John J. Cashin
                                                 -----------------------
                                                 Name:  John J. Cashin
                                                 Title: Vice President




                                             TRUSTEES:

                                             /s/ Douglas J. Cropsey
                                             --------------------------------
                                             Douglas J. Cropsey

                                             /s/ Louis J. Ghilardi
                                             --------------------------------
                                             Louis J. Ghilardi